  As filed with the Securities and Exchange Commission on September 15, 2000
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                  AVAYA INC.
            (Exact Name of Registrant as Specified in its Charter)


                     Delaware                                                               22-3713430
                     --------                                                               ----------
(State or Other Jurisdiction of Incorporation or Organization)                (I.R.S. Employer Identification No.)

           211 Mount Airy Road
           Basking Ridge, N.J.                                                                   07920
           -------------------                                                                   -----
(Address of Principal Executive Offices)                                                     (Zip Code)


    OCTEL COMMUNICATIONS CORPORATION 1996 SUPPLEMENTAL STOCK PLAN FOR AVAYA
                                   EMPLOYEES
      OCTEL COMMUNICATIONS CORPORATION 1995 INCENTIVE STOCK PLAN FOR AVAYA
                                   EMPLOYEES
        PROMINET CORPORATION 1996 STOCK OPTION PLAN FOR AVAYA EMPLOYEES
      ASCEND COMMUNICATIONS, INC. 1998 STOCK INCENTIVE PLAN FOR AVAYA INC.
                                   EMPLOYEES
    ASCEND COMMUNICATIONS, INC. FIRST AMENDED AND RESTATED 1989 STOCK OPTION
                            PLAN FOR AVAYA EMPLOYEES
     ASCEND COMMUNICATIONS, INC. 1998 SUPPLEMENTAL STOCK INCENTIVE PLAN FOR
                                AVAYA EMPLOYEES
    MOSAIX, INC. 1997 NONOFFICER STOCK INCENTIVE COMPENSATION PLAN FOR AVAYA
                                   EMPLOYEES
    MOSAIX, INC. 1996 AMENDED AND RESTATED STOCK INCENTIVE COMPENSATION PLAN
                              FOR AVAYA EMPLOYEES
          XEDIA CORPORATION 1993 STOCK OPTION PLAN FOR AVAYA EMPLOYEES
                1996 LONG TERM INCENTIVE PLAN FOR AVAYA EMPLOYEES
                1997 LONG TERM INCENTIVE PLAN FOR AVAYA EMPLOYEES
                1998 GLOBAL STOCK OPTION PLAN FOR AVAYA EMPLOYEES
                   2000 STOCK OPTION PLAN FOR AVAYA EMPLOYEES
                  AVAYA INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                  Please send copies of all communications to:

                               PAMELA F. CRAVEN
                 Vice President, General Counsel and Secretary
                              211 Mount Airy Road
                           Basking Ridge, N.J. 07920
                                (908) 953-6000
 (Name, address, telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


Title of securities       Amount to be     Proposed maximum                 Proposed maximum             Amount of
to be registered (1)      registered (2)   Offering price per share  (3)    aggregate offering price     Registration fee
 -----------------        ----------       ------------------------         ------------------------     -----------------
Common Stock, par         63,511,695                $4.63                     $294,059,148                $77,632
value $0.01 per share
and related Preferred
Stock Purchase
Rights (4)


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Plan.

(2) Includes 166,942 shares issuable upon the exercise of stock options granted pursuant to the Octel Communications Corporation 1996 Supplemental Stock Plan for Avaya Employees; 111,105 shares issuable upon the exercise of stock options granted pursuant to the Octel Communications Corporation 1995 Incentive Stock Plan for Avaya Employees; 19,908 shares issuable upon the exercise of stock options granted pursuant to the Prominet Corporation 1996 Stock Option Plan for Avaya Employees; 118,333 shares issuable upon the exercise of stock options granted pursuant to the Ascend Communications, Inc. 1998 Stock Incentive Plan for Avaya Employees; 76,939 shares issuable upon the exercise of stock options granted pursuant to the Ascend Communications, Inc. First Amended And Restated 1989 Stock Option Plan for Avaya Employees; 43,391 shares issuable upon the exercise of stock options granted pursuant to the Ascend Communications, Inc. 1998 Supplemental Stock Incentive Plan for Avaya Employees; 19,983 shares issuable upon the exercise of stock options granted pursuant to the Mosaix, Inc. 1997 Nonofficer Stock Incentive Compensation Plan for Avaya Employees; 18,556 shares issuable upon the exercise of stock options granted pursuant to the Mosaix, Inc. 1996 Amended And Restated Stock Incentive Compensation Plan for Avaya Employees; 157,129 shares issuable upon the exercise of stock options granted pursuant to the Xedia Corporation 1993 Stock Option Plan for Avaya Employees; 12,377,820 shares issuable upon the exercise of stock options granted pursuant to the 1996 Long Term Incentive Plan for Avaya Employees; 20,568,767 shares issuable upon the exercise of stock options granted pursuant to the 1997 Long Term Incentive Plan for Avaya Employees; 8,585,641 shares issuable upon the exercise of stock options granted pursuant to the 1998 Global Stock Option Plan for Avaya Employees; 11,247,179 shares issuable upon the exercise of stock options granted pursuant to the 2000 Stock Option Plan for Avaya Employees; and 10,000,000 shares issuable upon the exercise of stock options granted pursuant to the Avaya Inc. 2000 Employee Stock Purchase Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) of the Securities Act. The proposed maximum aggregate offering price and amount of registration fee are calculated on the basis of an estimated book value per share of $4.63 as of June 30, 2000.

(4) No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.



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



PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information concerning the Registrant's Octel Communications Corporation 1996 Supplemental Stock Plan for Avaya Employees; the Octel Communications Corporation 1995 Incentive Stock Plan for Avaya Employees; the Prominet Corporation 1996 Stock Option Plan for Avaya Employees; the Ascend Communications, Inc. 1998 Stock Incentive Plan for Avaya Employees; the Ascend Communications, Inc. First Amended And Restated 1989 Stock Option Plan for Avaya Employees; the Ascend Communications, Inc. 1998 Supplemental Stock Incentive Plan for Avaya Employees; the Mosaix, Inc. 1997 Nonofficer Stock Incentive Compensation Plan for Avaya Employees; the Mosaix, Inc. 1996 Amended And Restated Stock Incentive Compensation Plan for Avaya Employees; the Xedia Corporation 1993 Stock Option Plan for Avaya Employees; the 1996 Long Term Incentive Plan for Avaya Employees; the 1997 Long Term Incentive Plan for Avaya Employees; the 1998 Global Stock Option Plan for Avaya Employees; the 2000 Stock Option Plan for Avaya Employees; and the Avaya Inc. 2000 Employee Stock Purchase Plan (the "Plans") required by Item 1 of Part 1 of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part 1 of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents have been filed by Avaya Inc. (the "Company" or "Avaya") with the Securities and Exchange Commission (the "SEC") and are incorporated herein by reference (File No. 001-15951):

      (1) The Company's Registration Statement on Form 10, declared effective by the SEC on September 15, 2000.

           All documents, filed subsequent to the date hereof by Avaya with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by Avaya pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of Avaya's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

           Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes


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


such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.    DESCRIPTION OF SECURITIES

      Not Applicable

ITEM 5.    INTEREST OF NAMED EXPERTS OF COUNSEL

      Not Applicable

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Avaya's certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or person of whom such person is the legal representative, is or was a director or officer of Avaya or is or was serving at Avaya's request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by Avaya to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), as the same exists or may hereafter be amended but, in the case of any such amendment, only to the extent that such amendment permitted us to provide prior to such amendment, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have Avaya pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate, by-law, agreement, vote of shareowners or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of Avaya thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. Avaya's certificate of incorporation also specifically authorized us to maintain insurance and to grant similar indemnification rights to Avaya's employees or agents.

      Avaya's certificate of incorporation provides that none of Avaya's directors will be personally liable to Avaya or Avaya's shareowners for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, as amended from time to time, for liability: (i) for any breach of the director's duty of loyalty to us or our shareowners; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchase or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

      While Avaya's certificate of incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the certificate of incorporation will have no effect on the availability of equitable remedies such as an injunction ore recission based on a director's breach of his or her duty of care.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable

ITEM 8.    EXHIBITS

      The following exhibits are filed with this Registration Statement:

         EXHIBIT NUMBER                            DESCRIPTION OF EXHIBIT
         --------------                            ----------------------
              4.1                     Amended and Restated Certificate of
                                      Incorporation (Incorporated by reference
                                      to Exhibit 3.1 of the registrant's
                                      Registration Statement on Form 10, as
                                      amended, declared effective by the SEC on
                                      September 15, 2000, File No. 001-15951).

              4.2                     Rights Agreement between the registrant
                                      and The Bank of New York, as rights agent
                                      (incorporated by reference to Exhibit 4.4 to the registrant's Registration
                                      Statement (No. 001-15951) on Form 10).



              5.1                     Opinion of Pamela F. Craven, Vice
                                      President, General Counsel and Secretary of the registrant, as to the legality of the securities to be issued.


              23.1                    Consent of Pamela F. Craven is included
                                      in the opinion filed as Exhibit 5 hereto.


              23.2                    Consent of PricewaterhouseCoopers LLP


ITEM 9.    UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


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





                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Basking Ridge, New Jersey on September 15, 2000.

                                          AVAYA INC.

                                          By:    /s/ Donald K. Peterson
                                                 ------------------------------
                                          Name:  Donald K. Peterson
                                          Title: President and Chief Executive
                                                 Officer

      Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       SIGNATURE                                             TITLE                                   DATE
Principal Executive Officer:


/s/ Donald K. Peterson                          President and Chief Executive Officer         September 15, 2000
-----------------------------
Donald K. Peterson

Principal Financial  Officer and
Principal Accounting Officer:

/s/ Garry K. McGuire Sr.                        Chief Financial Officer                       September 15, 2000
-------------------------------
Garry K. McGuire Sr.


Directors:

/s/ Richard J. Rawson                           Director                                      September 15, 2000
-------------------------------
Richard J. Rawson


/s/ Pamela F. Craven                            Director                                      September 15, 2000
-------------------------------
Pamela F. Craven

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




                                  EXHIBIT INDEX


       EXHIBIT NO.                           NAME OF DOCUMENT
       -----------                           ----------------
           4.1             Amended and Restated Certificate of Incorporation
                           (Incorporated by reference to Exhibit 3.1 of the
                           registrant's Registration Statement on Form 10, as
                           amended, declared effective by the SEC on September
                           15, 2000, File No. 001-15951).


           4.2 Rights Agreement between the registrant and The Bank of New York, as rights agent (incorporated by reference to Exhibit 4.4 to the registrant's
                           Registration Statement (No. 001-15951) on Form 10).



           5.1             Opinion of Pamela F. Craven, Vice President, General
                           Counsel and Secretary of the registrant, as to the legality of the securities to be issued.


          23.1 Consent of Pamela F. Craven is included in the opinion filed as Exhibit 5 hereto.


          23.2             Consent of PricewaterhouseCoopers LLP



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